EXHIBIT 23.2

             Consent of Reuben E. Price & Co., Independent Auditors



     We consent to the incorporation by reference in this Registration Statement of our report dated April 22, 1998 appearing in Registration Statement No. 333-50833 of Finet Holdings Corporation relating to the consolidated financial statements of Finet Holdings Corporation included in its 1997 Annual Report on Form 10-KSB for the fiscal year ended April 30, 1997, and to the reference to our firm under the caption "Experts" in the related Prospectus.



REUBEN E. PRICE & CO



May 28, 1998